Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-97995 and 333-168332) on Form S-8 of our report dated June 28, 2024, with respect to the financial statements of NBT Bancorp Inc. 401(k) and Employee Stock Ownership Plan.

/s/ KPMG LLP
Albany, New York
June 26, 2025